Articles of Incorporation

(PURSUANT TO NRS 78)

STATE OF NEVADA

Secretary of State

(For filing office use) (For filing office use)

IMPORTANT: Read instructions on reverse side before completing this form.

TYPE OR PRINT (BLACK INK ONLY)

1. NAME OF CORPORATION: North Wave, Inc.

2. RESIDENT AGENT: (designated resident agent and his STREET ADDRESS in Nevada where process may be served)

Name of Resident Agent: Michael A. Cane

Street Address: 101 Convention Center Dr., Suite 1200 Las Vegas, NV 89109

Street No. Street Name City Zip

SHARES: (number of shares the corporation is authorized to issue)

Number of shares with par value: 25 Million Par value: $ .001 No. without par value: _________

4. GOVERNING BOARD: shall be styled as (check one): X Directors ______ Trustees

The FIRST BOARD OF DIRECTORS shall consist of 1 member(s) and the names and addresses are as follows:

Michael A. Cane 101 Convention Center Dr., #1200, Las Vegas, NV 89109

Name Address City/State/Zip

Name Address City/State/Zip

PURPOSE: (optional) : The purpose of the corporation shall be:

6. OTHER MATTERS: This form includes the minimal statutory requirements to incorporate under NRS 78. You may attach additional information pursuant to NRS 78.037 or any other information you deem appropriate. If any of the additional information is contradictory to this form it cannot be filed and will be returned to you for correction. Number of pages attached 0 .

SIGNATURES OF INCORPORATORS: The names and addresses of each of the incorporators signing the articles.

Michael A. Cane ___________________________________________

Name (print) Name (print)

101 Convention Ctr. Dr Ste. 1200 Las Vegas, NV 89109 ___________________________________________

Address City/State/Zip Address City/State/Zip

___________________________________________ ___________________________________________

Signature Signature

State of Nevada County of Clark State of _______________ County of _______________________

This instrument was acknowledged before me on This instrument was acknowledged before me on

November 22 , 1999, by __________________________________, 19___, by

Michael A. Cane ___________________________________________

Name of Person Name of Person

as incorporator of North Wave, Inc. as incorporator of

___________________________________________ ___________________________________________

Notary Public Signature Notary Public Signature

(affix notary stamp or seal) (affix notary stamp or seal)

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT:

I, Michael A. Cane hereby accept appointment as Resident Agent for the above named corporation.

___________________________________________ 11-22-99

Signature of Resident Agent Date